EXHIBIT 99.5

                                      PROXY
                  LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
                    Proxy Solicited by the Board of Directors
             For Special Meeting of Stockholders - December 20, 1999

         The undersigned stockholder of Letchworth Independent Bancshares Corporation (the "Company") hereby appoints Gregg McAllister and Carolyn Bauers, or either of them, as attorneys, agents, and proxies of the undersigned with full power of substitution and each of them to vote in the name and on behalf of the undersigned at the Special Meeting of Stockholders of the Company to be held on December 20, 1999, at 10:00 a.m., at the Batavia Party House, Route 5, Stafford, New York 14143, and all adjournments thereof, all the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present. A majority of the proxies or substitutes present at the Special Meeting may exercise all powers granted hereby.

         The shares represented by this Proxy will be voted as specified on the reverse hereof, but if no specification is made, this Proxy will be voted FOR approval of the proposal. The proxies may vote in their discretion as to other matters which may come before the Special Meeting.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. THIS WILL SAVE YOUR COMPANY THE COST OF A FOLLOW-UP SOLICITATION.


                    Please complete and sign on reverse side

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Dear Stockholder(s):

         Enclosed you will find material relative to the Company's Special Meeting of Stockholders to be held on Monday, December 20, 1999. The Notice of the Special Meeting and the Proxy Statement describe the formal business to be transacted at the Special Meeting, as summarized on the attached proxy card.

         Whether or not you expect to attend the Special Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us.

         As has been our tradition, lunch will be served immediately after the Meeting. We look forward to seeing you there.

Sincerely,

/s/ JAMES W. FULMER
-----------------------
James W. Fulmer
President and
Chief Executive Officer

               Please mark your vote as indicated in this example:

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                      AGREEMENT AND PLAN OF REORGANIZATION

Proposal to Approve and Adopt the Agreement and Plan or Reorganization, dated as of July 30, 1999, between Tompkins Trustco, Inc. and Letchworth Independent Bancshares Corporation.

                   For             Against            Abstain

                   [ ]               [ ]                [ ]

                                             Do you plan to attend  the  meeting
                                             and be our guest  for  lunch  after
                                             the meeting?
                                             [ ] Yes [ ] No

                                             Signature(s)   should   agree  with
                                             stenciled  name(s)  on label.  When
                                             signing  as   attorney,   guardian,
                                             executor, administrator or trustee,
                                             please give title. If the signor is
                                             a corporation, please give the full
                                             corporate  name  and sign by a duly
                                             authorized  officer,   showing  the
                                             officer's  title.  EACH joint owner
                                             is requested to sign.

                                             Dated:___________________,1999
                                                   (Please insert date)

                                             -----------------------------------
                                                       (Signature)

                                             ----------------------------------
                                                  (Joint Owners Signature)


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